Exhibit 10.33

LAND COURT SYSTEM	REGULAR SYSTEM
After Recordation, Return By Mail To:

Alston & Bird LLP 90 Park Avenue New York, New York 10016 Attention: Gerard Keegan, Esq.
TITLE OF DOCUMENT:

FIRST AMENDMENT TO MORTGAGE AND OTHER LOAN DOCUMENTS
PARTIES TO DOCUMENT:

BORROWER:	ABW HOLDINGS LLC 2375 Kuhio Avenue Honolulu, Hawaii 96815

GUARANTORS:	AMERICAN ASSETS, INC. 11455 El Camino Real, Suite 200 San Diego, California 92130 OUTRIGGER ENTERPRISES, INC. 2375 Kuhio Avenue Honolulu, Hawaii 96815

LENDER:	COLUMN FINANCIAL, INC. 11 Madison Avenue New York, New York 10010

TAX MAP KEY(S): 1-2-6-002-027-0004, 1-2-6-002-027-0005, 1-2-6-002-027-0006, 1-2-6-002-027-0007, 1-2-6-002-027-0008, 1-2-6-002-027-0009, 1-2-6-002-027-0003 and 1-2-6-003-060-0001

TRANSFER CERTIFICATE OF TITLE NUMBER: 845,798

(This document consists of pages.)

FIRST AMENDMENT TO MORTGAGE AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO MORTGAGE AND OTHER LOAN DOCUMENTS (this “Agreement”) is made as of this 31 day of October, 2007, by and among ABW HOLDINGS LLC, a Delaware limited liability company (“Borrower”), having an address at 2375 Kuhio Avenue, Honolulu, Hawaii 96815 (and with a copy of all notices to: c/o American Assets, Inc., 11455 El Camino Real, Suite 200, San Diego, California 92130, Attention: John Chamberlain and Robert Barton), AMERICAN ASSETS, INC., a California corporation (“AA”), having an address at 11455 El Camino Real, Suite 200, San Diego, California 92130, Attention: John Chamberlain and Robert Barton, OUTRIGGER ENTERPRISES, INC., a Hawaii corporation (“Outrigger”; AA and Outrigger are individually or collectively (as the context requires) referred to herein as “Guarantor”), having an address at 2375 Kuhio Avenue, Honolulu, Hawaii 96815 and COLUMN FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “Lender”), having an address at 11 Madison Avenue, New York, New York 10010.

RECITALS:

A. As of February 15, 2007, Lender made a first mortgage loan to Borrower in the original aggregate principal sum of $150,000,000.00 (the “Loan”), which such Loan is (i) secured by, among other things, that certain Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing given by Borrower to Lender dated as of February 15, 2007 and recorded on February 15, 2007 in (A) the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Land Court Document No. 3561426 noted on Transfer Certificate of Title No. 845,798 and (B) the Bureau of Conveyances of the State of Hawaii as Regular System Document No. 2007-029365 (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, collectively, the “Security Instrument”) encumbering the Property (as defined in the Security Instrument) and (ii) evidenced by the Note (as defined in the Security Instrument) (the Note, the Security Instrument, this Agreement and any and all documents or instruments now or hereafter executed in connection with the Loan and any amendments, restatement and/or modifications to any thereof are collectively herein referred to as the “Loan Documents”).

B. As of the date hereof, Borrower and Guarantor (collectively, the “Borrower Parties”) and Lender desire to, in accordance with the terms hereof, amend certain provisions of the Security Instrument and the other Loan Documents as more particularly specified herein.

AGREEMENT:

For the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms not defined herein shall have the meaning set forth in the Security Instrument. The following capitalized terms have the following meanings (whether used in this Agreement or in the other Loan Documents):

(a) “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

(b) “Coconut Willy’s” shall mean DKJ Development Corporation II, d/b/a Coconut Willy’s Bar & Grill.

(c) “Previously Owned Property” shall mean those portions of the Property which were owned by Borrower immediately prior to giving effect to this Agreement which are no longer owned by Borrower as of the date of this Agreement and are more particularly described on Exhibit B hereof.

(d) “Related Common Elements” shall mean, with respect to any condominium unit and/or apartment, all limited common elements (or similar common elements) and all general common elements (or similar common elements) related to the use and/or operation of the applicable unit and/or apartment.

2. Prepayment of Loan; Termination of Post Closing Agreement; Return of Letter of Credit; Return of Prepayment Premium Holdback.

(a) As of the date hereof, Borrower has prepaid a portion of the Loan (the “Prepaid Amount”) in accordance with the terms of Section 6(a)(ii) of that certain Post Closing Agreement between Borrower and Lender dated as of February 15, 2007 (the “Post Closing Agreement”) such that, as of the date hereof, the outstanding principal amount of the Loan is $130,310,000 (the “New Principal Amount”). For all purposes under all of the Loan Documents, references to the “original principal amount” of the Loan, “original aggregate principal amount” of the Loan and similar references shall be deemed to refer to the New Principal Amount. The parties hereto acknowledge and agree that (i) the Post Closing Agreement is, as of the date hereof, null and void and of no further force or effect (other than the provisions therein relating to the Prepayment Premium Holdback (as defined in the Post Closing Agreement) (such provisions, the “Surviving Provisions”) which shall survive and be governed by subsection 2(b) below), (ii) Lender has returned the Required LC (as defined in the Post Closing Agreement) in full satisfaction of its obligations under the Post Closing Agreement, (iii) Borrower has satisfied the conditions set forth in Section 6(a)(ii) of the Post Closing Agreement regarding the 2181 Portion (other than with respect to the payment of the Prepayment Premium (as defined in the Post Closing Agreement) which shall be governed by subsection 2(b) below) and (iv) neither Borrower nor Lender has any further liabilities or obligations under the Post Closing Agreement (other than with respect to the Surviving Provisions and as set forth in subsection 2(b) below).

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the following provisions shall govern with respect to Borrower’s payment of the Prepayment Premium and Lender’s holding and disbursement of the Prepayment Premium Holdback. Borrower hereby acknowledges and agrees that, as of the date hereof, Borrower has received a disbursement of a portion of the Prepayment Premium Holdback as more particularly set forth on a certain settlement statement between Borrower and Lender entered into in connection herewith. As used herein, references to the “Prepayment Premium Holdback” shall be deemed to refer to the balance of funds in the Prepayment Premium Holdback remaining after the aforesaid disbursement. Following Lender’s application of the Prepaid Amount to the Debt, Lender shall notify Borrower as to the amount of the Prepayment Premium due Lender from Borrower in connection therewith. Provided no Event of Default has occurred and is continuing, Lender shall apply the Prepayment Premium Holdback to the payment of the Prepayment Premium. To the extent that the Prepayment Premium Holdback is insufficient to pay the Prepayment Premium in full, Borrower will deposit any shortfall with Lender within one (1) Business Day of demand by Lender. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the aforesaid obligation shall be a recourse obligation of the Borrower Parties to the extent Borrower fails to make the aforesaid payment within the aforesaid timeframe and such failure shall, at Lender’s option, constitute an Event of Default. To the extent there exists any funds remaining in the Prepayment Premium Holdback after payment in full of the Prepayment Premium, Lender shall, within two (2) Business Days after such payment in full, disburse such excess to or as directed by Borrower in writing. After the payment in full of the Prepayment Premium and, to the extent applicable, disbursement to Borrower of the aforesaid excess, Borrower’s and Lender’s obligations with respect to the Prepayment Premium and the Prepayment Premium Holdback shall be deemed satisfied in full.

3. Amendment to Tax Map Keys. The Tax Map Keys listed on the cover pages of the Security Instrument and that certain Assignment of Leases and Rents given by Borrower to Lender in connection with the Loan dated as of February 15, 2007 and recorded on February 15, 2007 in the Bureau of Conveyances of the State of Hawaii as Regular System Document No. 2007-029366 (the “ALR”) are hereby deleted and replaced with the following: “1-2-6-002-027-0004, 1-2-6-002-027-0005, 1-2-6-002-027-0006, 1-2-6-002-027-0007, 1-2-6-002-027-0008, 1-2-6-002-027-0009, 1-2-6-002-027-0003 and 1-2-6-003-060-0001”.

4. Amendment to Legal Description. The legal description of the Property as set forth in the Security Instrument, the ALR and certain of the other Loan Documents is hereby deleted and replaced with the legal description set forth on Exhibit A attached hereto.

5. Specific Loan Document Amendments.

(a) The Note is hereby amended as follows:

(i) The words “February, 2017” contained in Section 1(b) of the Note are hereby deleted and replaced with the words “June, 2017”.

(ii) The words “March 1, 2017” contained in Section 1(c) of the Note are hereby deleted and replaced with the words “July 1, 2017”.

(iii) Subsection (ii) of the definition of “REMIC Prohibition Period” contained in Section 5(b)(iv) of the Note is hereby deleted and replaced with the following: “(ii) the Monthly Payment Date occurring in December, 2010.”.

(iv) Subsections 14(a)(6)(x), (xi) and (xii) of the Note are hereby deleted.

(v) The following is hereby added to the as a new Subsection 14(a)(6)(x) of the Note: “any violation of the covenants contained in Section 19(k) and/or (p) of the Pledge Agreement; and/or”.

(vi) The following is hereby added as a new Subsection 14(a)(6)(xi) of the Note: “(ix) any violation of Section 3.12 of the Security Instrument to the extent the same relates to the initial construction and/or renovation of the Property conducted prior to the making of the Loan and/or in the one year period following the date hereof.”

(b) The Security Instrument is hereby amended as follows:

(i) The phrase “(the “227 Condominium”)” contained in Section 1.1(d)(ii) of the Security Instrument is hereby deleted and replaced with the following: “(the “227 Condominium”; the BW Condominium and the 227 Condominium are collectively herein referred to as the “Condominium”)”.

(ii) The phrase “(the “227 Condominium Estoppel”)” contained in Section 1.1(d)(ii) of the Security Instrument is hereby deleted and replaced with the following: “(the “227 Condominium Estoppel”; the BW Condominium Estoppel and the 227 Condominium Estoppel are collectively herein referred to as the “Condominium Estoppel”)”.

(iii) The following is hereby added immediately following the phrase “227 Condominium Documents” contained in Section 1.1(d)(ii) of the Security Instrument: “; the BW Condominium Documents and the 227 Condominium Documents are collectively herein referred to as the “Condominium Documents””.

(iv) The following is hereby added immediately following the phrase “227 Common Elements” contained in Section 1.1(d)(ii) of the Security Instrument: “; the BW Common Elements and the 227 Common Elements are collectively herein referred to as the “Common Elements””.

(v) The text of Section 1.1(d)(iii) of the Security Instrument is hereby deleted and replaced with “Intentionally Omitted”.

(vi) All references and provisions expressly related to the “Master Lease”, “Master Lease Rents” and “Permitted ML Termination” contained in the Security Instrument are each hereby deleted.

(vii) The text of Sections 1.1(h), (i) and (j) of the Security Instrument are each hereby deleted and replaced with “Intentionally Omitted”.

(viii) All references and provisions expressly related to the “FHB Lease”, the “FHB Sublease”, the “FHB Sublease Estoppel” and the “Leasehold Estate” contained in the Security Instrument are each hereby deleted.

(ix) Section 3.3 of the Security Instrument is hereby amended as follows:

(I) The following is hereby added to the end of Section 3.3(a)(i)(C): “(except with respect to each of the deductibles for flood, earthquake and windstorm insurance coverage, which such deductibles shall not exceed 5% of total insured value with respect to each such coverages)”;

(II) The following is hereby added to the end of Section 3.3(a)(i)(D): “(or such lesser coverages as may be required by Lender in writing)”;

(III) Section 3.3(a)(i)(y) is hereby amended by deleting the phrase “or such lesser amount as Lender shall require” therein. Section 3.3(a)(i)(y)(B) is hereby amended by adding the following to the end thereof: “(or, in each case, such lesser amounts as may be required by Lender in writing)”; and

(IV) Section 3.3(b)(vii)(II) is hereby amended by deleting the phrase “ten (10)” therein and replacing it with the phrase “thirty (30)”.

(x) The last three sentences of Section 3.5 of the Security Instrument are hereby deleted.

(xi) The last three sentences of Section 3.7(d) of the Security Instrument are hereby deleted.

(xii) The following is hereby added as a separate paragraph at the end of Section 4.3(a) of the Security Instrument: “Notwithstanding the foregoing, Borrower shall not be deemed to be in violation of the foregoing representations solely by virtue of Borrower’s ownership and operation of the Previously Owned Property prior to the date hereof. Borrower further represents and warrants that the Previously Owned Property has, as of the date hereof, been conveyed to a person or entity other than Borrower and Borrower has no further liabilities or obligations (contingent or otherwise) with respect to the Previously Owned Property.”

(xiii) With respect to Section 5.8 of the Security Instrument, (I) the phrase “Other than with respect to that portion of the Property demised pursuant to the FHB Sublease (the “FHB Space”),” is hereby deleted, (II) the word “the” immediately prior to the word “Property” in the second line thereof is hereby deleted and replaced with the word “The” and (III) the last sentence thereof is hereby deleted.

(xiv) Section 5.23 of the Security Instrument is hereby deleted and replaced with the following: “Section 5.23 INTENTIONALLY OMITTED.”.

(xv) Section 10.1(q) of the Security Instrument is hereby deleted and replaced with the following: “(q) Intentionally Omitted;”.

(xvi) References in Article 12 and Section 13.4 of the Security Instrument to “Property” shall be deemed to include, without limitation, the Previously Owned Property.

(xvii) Section 12.2 of the Security Instrument is hereby amended as follows: (I) the word “and” immediately prior to subsection (j) thereof is hereby deleted and (II) the following is hereby added immediately prior to the end of subsection (j): “; and (k) Borrower shall, at Borrower’s sole cost and expense, conduct tightness tests on the UST (hereafter defined) on a semi-annual basis (with the first such test to be conducted no later than the second anniversary of the installation date of the UST) and take prompt remedial action to the extent the same is required on the basis of any such tests. As used herein, the term “UST” shall mean that certain fiberglass 2,000 gallon diesel underground storage tank located on the west side of the loading dock at the Property”.

(xviii) With respect to Section 23.1(a) of the Security Instrument, (I) the word “and” is hereby inserted at the end of subsection (i) thereof, (II) the word “and” at then end of subsection (ii) thereof is hereby deleted and (III) subsection (iii) thereof is hereby deleted.

(xix) Article 24 of the Security Instrument is hereby deleted.

(xx) Any brackets contained in the body of the recorded versions of the Security Instrument are hereby deleted.

(xxi) The term “Applicable Law”, as used in the Security Instrument and the other Loan Documents, shall have the same meaning as the defined term “Applicable Laws”.

(c) The ALR is hereby amended such that any brackets contained in the body of the recorded versions thereof are hereby deleted.

(d) The Indemnity Agreement is hereby amended as follows:

(i) Subsections 1(viii), (ix) and (x) in the Indemnity Agreement are hereby deleted.

(ii) The following is added to the Indemnity Agreement immediately following Subsection 1(vii): “(viii) any violation of the covenants contained in Section 19(k) and/or (p) of the Pledge Agreement; and/or (ix) any violation of Section 3.12 of the Security Instrument to the extent the same relates to the initial construction and/or renovation of the Property conducted prior to the making of the Loan and/or in the one year period following the date hereof.”.

(iii) The following is hereby added at the end of the last sentence of Section 5 of the Indemnity Agreement: “(other than any matter relating to Subsection 1(viii) hereof)”.

(iv) The following is hereby added after the parenthetical contained in the third line of Section 7(c) of the Indemnity Agreement: “and/or Subsection 1(viii) hereof”.

(e) The Pledge Agreement is hereby amended as follows:

(i) References in the Pledge Agreement to “18.55%” are hereby deleted and replaced with the following: “16.98%”.

(ii) The following is added to the end of the definition of “Project” contained in Section 1 of the Pledge Agreement: “, including, without limitation, the condominium units and/or apartments in which the foregoing are situated and their Related Common Elements”.

(f) The Reserve Agreement is hereby amended as follows:

(i) (I) the text of Section 1.1 thereof is hereby deleted and replaced with “Intentionally Omitted” and (II) all references and provisions expressly relating to the “Interest Reserve”, “Cash Flow Shortfall”, “Shortfall Certification” and “Interest Reserve Funds” are each hereby deleted.

(ii) (I) the text of Section 1.2 thereof is hereby deleted and replaced with “Intentionally Omitted” and (II) all references and provisions expressly relating to the “Ground Rent Reserve”, “Ground Rent”, “Rent Payment Evidence”, “Ground Rent Reserve Funds” are each hereby deleted.

(iii) As of the date hereof, Borrower has made an additional deposit to the Leasing Reserve in the amount of $202,273.00 (the “Additional Deposit”).

(iv) The Additional Deposit shall be deemed part of the Initial Leasing Reserve (as defined in the Reserve Agreement).

(v) The Leasing Reserve Schedule (as defined in the Reserve Agreement) is hereby deleted and replaced with the “New Leasing Reserve Schedule” as defined in and attached to the Borrower’s Certification (defined below) and all references in the Reserve Agreement and/or in the other Loan Documents to the “Leasing Reserve Schedule” shall be deemed to refer to the New Leasing Reserve Schedule.

(vi) Notwithstanding anything to the contrary contained in the Reserve Agreement and/or any other Loan Documents, with respect to the portions of the Initial Leasing Reserve listed on the Leasing Reserve Schedule under the heading “Tenant Settlement Amounts” relating to Coconut Willy’s, disbursement of said funds shall be subject to the following conditions (which are additional conditions to those set forth in the Reserve Agreement, which if applicable, must continue to be satisfied): Borrower must additionally provide Lender with evidence reasonably acceptable to Lender that such amounts have been paid in full to the applicable tenant (which such evidence may include, at Lender’s option, an estoppel certificate duly executed by the applicable tenant attesting to, among other things, the foregoing).

(g) That certain Assignment and Subordination of Management Agreement executed by and among Borrower, Lender and Manager in connection with the Loan and dated as of February 15, 2007 is hereby amended such that Exhibit A attached thereto is hereby deleted and replaced with the “New Management Agreement” as defined in and attached to that certain Borrower’s Certification delivered by Borrower to Lender in connection herewith and dated on or about the date hereof (the “Borrower’s Certification”).

(h) That certain Completion Reserve and Security Agreement by and among Borrower and Lender and dated as of February 15, 2007 is hereby terminated and is null and void and of no further force or effect.

6. Securitization Cooperation. To the extent requested by any Rating Agency, Investor or potential Investors, the Borrower Parties shall, at their sole cost and expense, promptly upon Lender’s request (i) amend the organizational documents of WBW in a manner acceptable to Lender to incorporate the covenants made in the Pledge Agreement, (ii) deliver such updates to the opinion letters delivered at the closing of the Loan as may be requested by Lender and (iii) deliver a new Hawaii opinion letter acceptable to Lender from counsel acceptable to Lender.

7. Omnibus Amendment to Loan Documents. Notwithstanding anything to the contrary contained in any of the Loan Documents, all references in any Loan Document to any other Loan Document shall be deemed to refer to such Loan Document as amended hereby (to the extent applicable).

8. Representations, Warranties and Covenants. Other than as specifically disclosed to Lender in writing (including, without limitation, through email correspondence), the Borrower Parties hereby affirm and remake each of the representations, warranties and covenants contained in the Loan Documents (as amended hereby) as of the date hereof (including, without limitation, those related to ERISA). The Borrower Parties hereby make the following representations, warranties and covenants:

(a) No Event of Default or event which, with the passage of time, the giving of notice, or both, has occurred.

(b) Except as disclosed to Lender in writing, none of the Leases have been amended, cancelled, terminated or otherwise materially modified.

(c) The Property and the Project (as defined in the Pledge Agreement) comply in all material respects with Applicable Laws (including, without limitation, applicable zoning and building codes). The Borrower Parties shall cause the Property and the Project to comply with Applicable Laws (including, without limitation, by causing each tenant of the Property to obtain all permits and certificates of occupancy when and as required under Applicable Laws).

(d) Upon the release by Lender of the Required LC (as defined in the Post Closing Agreement) and that certain Cancellation of Letter of Credit related thereto, in each case, to First American Title Insurance Company (“Escrow Agent”) in accordance with Lender’s escrow arrangement with Escrow Agent (the “LC Release”), Lender’s obligations with respect to the Required LC shall be deemed completed and fulfilled and Lender shall have no further liability to the Borrower Parties or any other person with respect to the Required LC. Further, the Borrower Parties hereby acknowledge and agree that the Borrower Parties shall, at their sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to the Required LC following the occurrence of the LC Release.

(e) The Borrower Parties hereby represent and warrant that the construction and development of the Project have been completed and paid for in full in a lien free manner. Any breach of the foregoing representation shall be a recourse obligation of the Borrower Parties to the extent of any Losses incurred by Lender related to such breach. The Note and the Indemnity Agreement are hereby deemed amended hereby to incorporate such new recourse obligation.

9. Recordation. The Borrower Parties shall promptly cause this Agreement to be filed, registered, or recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the lien of the Security Instrument and the other Loan Documents upon, and the interest of Lender in, the Property and the Borrower Parties hereby agree to pay all fees, charges, taxes, and costs associated with such recordation.

10. No Offsets, Counterclaims / Due Authority. The Borrower Parties represent, warrant, and covenant that there are no offsets, counterclaims or defenses against the Debt or the Loan Documents and the undersigned representatives of the Borrower Parties have full power, authority, and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on the Borrower Parties’ part to be observed or performed.

11. Conflicts. Except as expressly modified pursuant to this Agreement, all of the terms, covenants, and provisions of the Security Instrument and the other Loan Documents shall continue in full force and effect. In the event of any conflict or ambiguity between the terms, covenants, and provisions of this Agreement and those of the other Loan Documents, the terms, covenants, and provisions of this Agreement shall control.

12. No Waiver or Modification. The parties hereto agree that, except as specifically set forth herein, this Agreement does not amend, waive, satisfy, terminate, diminish or otherwise modify any of the terms, conditions, provisions and/or agreements contained in the Loan Documents, and Borrower hereby acknowledges and agrees that said Loan Documents are in full force and effect as amended hereby.

13. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of California and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the state of California and applicable laws of the United States of America, except that at all times the provisions for the creation, perfection, and enforcement of the lien and security interest created pursuant hereto and pursuant to the other loan documents shall be governed by and construed according to the law of the State in which the Property is located, it being understood that, to the fullest extent permitted by the law of such state, the law of the State of California shall govern the construction, validity and enforceability of all loan documents and all of the obligations arising thereunder.

14. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

15. Liability; Successors and Assigns. If any party hereto consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns forever.

16. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

17. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof

18. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

20. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supercedes all prior agreements and understandings among the parties hereto relating to the subject matter hereof. Accordingly, this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. There are no unwritten or oral agreements between the parties hereto.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

BORROWER:

ABW HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Melvyn M. Wilinsky
Name: Melvyn M. Wilinsky
Title: Executive Vice President

LENDER:

COLUMN FINANCIAL, INC., a Delaware corporation

By:	/s/ Heather C. Jones
Name: Heather C. Jones
Title: Vice President

GUARANTOR:

AMERICAN ASSETS, INC., a California corporation

By:	/s/ Robert F. Barton
Name: Robert F. Barton
Title: CFO

OUTRIGGER ENTERPRISES, INC., a Hawaii corporation

By:	/s/ Melvyn M. Wilinsky
Name: Melvyn M. Wilinsky
Title: Executive Vice President

EXHIBIT A

LEGAL DESCRIPTION

See attached.

EXHIBIT B

DESCRIPTION OF PREVIOUSLY OWNED PROPERTY

See attached.